                                               December 31      December 31      December 31       December 31       December 31
                                                   2003             2002             2001              2000              1999
                                                   ----             ----             ----              ----              ----

              Pre-tax loss from continuing
                                operations         $(17,642)        $(10,738)        $(12,228)          $(3,894)      $          -
                                              ===============  ===============  ===============   ===============   ===============

                            Fixed Charges:
                         Interest expensed             1,026              432              598                78                 -
                  Amortization of deferred
                           financing costs               377              123              100               344                 -
               Amortization of discount on
                   subordinated debentures             1,988               39                -                 -                 -

                                              ---------------  ---------------  ---------------   ---------------   ---------------
                       Total fixed charges             3,391              594              698               422                 -
                                              ===============  ===============  ===============   ===============   ===============

                                 Earnings:
              Pre-tax loss from continuing
             operations plus fixed charges         $(14,251)        $(10,144)        $(11,530)          $(3,472)      $          -
                                              ===============  ===============  ===============   ===============   ===============

                                              ---------------  ---------------  ---------------   ---------------   ---------------
        Ratio of Earnings to Fixed Charges          (320.3)%        (1607.7)%        (1551.9)%          (722.7)%                 -
                                              ===============  ===============  ===============   ===============   ===============

                                                    (320.3)%        (1607.7)%        (1551.9)%          (722.7)%                 -
                                              ===============  ===============  ===============   ===============   ===============